CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We  have  issued  our  report dated April 6, 2002, accompanying the consolidated financial statements and included in the Annual Report of Regency Affiliates, Inc. on Form 10-K for the years ended December 31, 2000 and 2001. We hereby consent to the use and incorporation of said report in the annual report on Form 10-K of Regency Affiliates, Inc. for the year ended December 31, 2001.


                                    Rosenberg Rich Baker Berman & Company


Bridgewater,  NJ
April  15,  2002


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